UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2011

PEDIATRX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

405 Trimmer Road, Suite 200, Califon, NJ	07830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 975-0753

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, with retroactive effect to July 1, 2011, we entered into a consulting agreement with Dr. Durrant. Pursuant to the consulting agreement, Dr. Durrant has agreed to provide consulting services such as overseeing our corporate affairs, providing executive management and strategic advice to the board of directors and assisting in the hiring of professional staff, qualified contractors and employees. In consideration for his services, we agreed to pay him a consulting fee of $250,000 per annum plus certain expenses. In addition, if Dr. Durrant is terminated following a change of control event, for other than cause we agreed to pay him a lump sum severance equal to 150% of the amount calculated by multiplying one twelfth of the Consulting Fee times six and any Stock Options granted to him which have not vested shall vest immediately and be immediately exercisable subject to the terms of the applicable stock option plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of independent contractor agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRX INC.

/s/ Cameron Durrant
Cameron Durrant
President, Chief Executive Officer and Director

Date: September 30, 2011